Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ramp Corporation on Form S-3 of our report dated February 14, 2003 on the December 31, 2002 and 2001 consolidated financial statements of Medix Resources, Inc. appearing in [and incorporated by reference in] the Annual Report on Form 10-K of Medix Resources, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
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                                             Ehrhardt Keefe Steiner & Hottman PC

February 26, 2004
Denver, Colorado